UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2009

KEMET Corporation

(Exact Name of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20289 (Commission File Number)	57-0923789 (IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC 29681
(Address of Principal Executive Offices, including  Zip Code)

(864) 963-6300
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 21, 2009, KEMET Corporation (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Credit Agreement, dated as of June 7, 2009, by and among the Company, K Financing, LLC and the other parties thereto (the “Amended and Restated Credit Agreement”). Amendment No. 1 was entered into in connection with certain amendments to the Company’s tender offer (the “Tender Offer”) to purchase any and all of its outstanding 2.25% Convertible Senior Notes due 2026 (the “Notes”), as described in Item 8.01 below. Among other matters, Amendment No. 1 reduces the required minimum tender condition under the Amended and Restated Credit Agreement from $122,500,000 in aggregate principal amount of Notes (representing 70% of the outstanding Notes) being validly tendered and not validly withdrawn to $87,500,000 in aggregate principal amount of Notes (representing 50% of the outstanding Notes) being validly tendered and not validly withdrawn.

The foregoing summary is qualified in its entirety by reference to Amendment No. 1, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference to this Item 1.01.

Item 8.01     Other Events.

In connection with its execution of Amendment No. 1, on June 22, 2009, the Company announced certain amendments to its Tender Offer to purchase any and all of its outstanding 2.25% Convertible Senior Notes due 2026.

Attached hereto as Exhibit 99.1 and incorporated herein by reference to this Item 8.01 is the press release announcing the amendments to the Tender Offer.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMET Corporation

/s/ William M. Lowe Jr.
Date: June 22, 2009	William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No.1 to Amended and Restated Credit Agreement entered into on June 7, 2009, by and among the Company, K Financing, LLC and the other parties thereto, dated June 21, 2009 (incorporated by reference to Exhibit (b)(2) filed with the Company’s Amendment No. 5 to Schedule TO, filed with the SEC on June 22, 2009).

99.1	Press Release, dated June 22, 2009 (incorporated by reference to Exhibit (a)(8) filed with the Company’s Amendment No. 5 to Schedule TO, filed with the SEC on June 22, 2009).